SUBLEASE


THIS SUBLEASE ("Sublease") is made and entered into as of this 9th day of July, 2000 by and between OneCap, a Nevada corporation ("Sublessor"), and Pacific Properties & Development LLC, a Nevada limited liability company, on behalf of itself and its corporate affiliates and subsidiaries ("Sublessee"), with respect to the following facts:

             A. Sublessor is the tenant of that certain real property situated in the County of Clark, State of Nevada, designated by number and street as 5450
W. Sahara Avenue, 2nd floor, City of Las Vegas, which includes all improvements located thereon (the "Premises"), all pursuant to the terms and conditions of a sub-lease dated, July 9, 2000, by and between Sierra Pacific Energy Company as Landlord ("Master Landlord") and Sublessor as Tenant; and

             B. Sublessor desires to sublease approximately 6,500 square feet of the Sublessee as set forth herein.

NOW, THEREFORE, in consideration of mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency which are hereby mutually acknowledged and confessed, the parties hereby agree as follows:

1.     Premises.

       Sublessor hereby subleases the Premises to Sublessee and Sublessee hereby subleases the Premises from Sublessor for the Term (as defined herein), at the rental rate and upon all the conditions set forth herein.

2.     Term.

       2.1 The Term of this sublease shall be for the period commencing on July 9th, 2000 (the "Commencement Date") and ending on January 31, 2003 (the "Expiration Date") unless sooner terminated pursuant to any provision hereof.

       2.2 Sublessee shall have the option which shall be exercised in writing no later than July 3, 2002 to extend the sublease for an additional twenty (20) months through September 30, 2004.

3.     Rent.

       3.1 Sublessee shall pay to Sublessor as Rent for the Premises equal monthly payments of $9,879.75 in advance, on the 1st day of each month of the Term hereof.

                  For the period 08/01/00 - 09/30/00 and
                  $10,274.94 for the period 10/01/00 - 09/30/01 and
                  $10,670.13 for the period 10/01/01 - 09/30/02 and
                  $11,065.32 for the period 10/01/02 - 09/30/03* and
                  $11,526.38 for the period 10/01/03 - 09/30/04*

       (*to the extent the Term is extended through Sublessee's option is continuing during this period of time).


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       3.2 Sublessee shall pay Sublessor upon the execution hereof, $9,879.75 as rent for August, 2000. Rent for any period during the Term hereof which is for less than one month shall be a pro rata portion of the monthly installment, except no rent shall be due from Sublessee for the period July 8, 2000 thru July 31, 2000. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.     Security Deposit.

       None.

5.     Use.

       The Premises shall be used and occupied only for general office and administrative purposes and for no other purpose.

6.     Master Lease.

       6.1 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

       6.2 Sublessor agrees to maintain the Master Lease during the entire Term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demand arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

       6.3 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

7.       Consent of Master Landlord.

       It is acknowledged that OneCap is procuring this office space for itself and its corporate affiliates and subsidiaries and in so doing is not subletting or assigning the Sublease in contradiction of the Sublease Agreement or Master Lease Agreement. Pacific Properties & Development LLC is an affiliate company with common ownership with OneCap, and as such is allowed to occupy space according to the Sublease Agreement.

8.     Notices.

       All notices, demands, requests, consents, approvals or other communications (for the purposes of this section collectively called "Notices"), required or permitted to be given hereunder, or which are given with respect to this Sublease shall be in writing, and shall be given by express mail, Federal Express, DHL, or other similar form of airborne/overnight delivery service, or mailing in the United States mail by registered or certified, return receipt requested, postage prepaid, addressed to the appropriate party(ies) as follows:

       To Sublessor:       OneCap
                           Attn: V. Hesser
                           5450 W. Sahara Ave., 2nd Floor
                           Las Vegas, Nevada  89146



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       To Sublessee:       Pacific Properties & Development LLC
                           Attn: V. Hesser
                           5450 W. Sahara Ave., 2nd Floor
                           Las Vegas, Nevada  89146


or such other address as the party (ies) shall have specified most recently by like Notice. Any Notice shall have been deemed to have been given upon delivery if made by express mail, Federal Express, DHL, or any other similar form of airborne or overnight delivery service, upon actual receipt, or if not received, upon the third business day following the date mailed, as provided herein. Sublessor, Sublessee and Master Landlord, and their respective counsel, hereby agree that if Notice is given hereunder by Sublessor's or Sublessee's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing Notice provisions.

9.     Laws and Jurisdiction.

       This Sublease shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly within the State of Nevada.

10.    Entire Agreement.

     This Sublease contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Sublease may not be modified, changed, or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the parties or by an agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation, other than the parties hereto.

11.      Waiver.

       No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach thereof, or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts contained herein.

12.      Further Agreement.

       Sublessor and Sublessee each agree to do such further acts, deeds and things and execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the transaction(s) and/or any other agreement(s) contemplated hereby or contained herein in the manner contemplated by this Sublease.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

           Sublessor:                             Sublessee:
           OneCap                                 Pacific Properties & Dev. LLC


/s/ Vincent Hesser, President                     /s/ Vincent Hesser, COO

Date: July 16, 2001                               Date: July 16, 2001

Vincent Hesser, President                         Vincent Hesser, COO


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